Exhibit 99.1

News for Immediate Release

Contact:

Lee Jacobson

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

First Marblehead Sharply Reduces Fiscal Fourth Quarter and Full Year 2010 Losses

BOSTON, MA, August 16, 2010 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter of fiscal 2010 and for the fiscal year ended June 30, 2010.

Total revenues in the fourth quarter of fiscal 2010 were $9.5 million compared with $11.6 million for the same period last year.  The $2.1 million decrease reflects $1.4 million in lower net interest income on fewer education loans held for sale and $0.7 million less in service revenues. The company recorded a net loss of $10.4 million, or $0.10 per share, in the fourth quarter of fiscal 2010, compared with a net loss of $36.1 million, or $0.36 per share, for the same period a year earlier.

Total revenues for fiscal 2010 were $16.3 million, compared with total revenues of ($290.0) million for fiscal 2009.  The $306.3 million increase was primarily the result of lower fair value adjustments to service receivables during fiscal 2010 that were partially offset by $15.2 million in lower net interest income. The net loss for fiscal 2010 was $145.5 million, or $1.46 per share, an improvement from a net loss of $363.0 million, or $3.66 per share, in fiscal 2009.

“We expect operating results to generally improve during fiscal 2011 as the Company recognizes revenues from our Monogram product,” said Daniel Meyers, chairman and chief executive officer.  “Our Monogram product launch is generating lender interest.  Recent agreements with SunTrust Bank and Kinecta Federal Credit Union reflect the improving market conditions and the value of our products and services.”

Mr. Meyers noted that the Company has made significant progress on several key initiatives designed to adjust its business model and refine its product offerings.  “This is not an overnight turnaround, but we are beginning to deliver the results of that effort.  Our balance sheet is far stronger.  Financial institutions have re-entered the market for private education loans.  Colleges are increasingly expressing their needs.  The Company’s recently appointed national sales team is already rebuilding strong relationships—not only with lenders, but also directly with schools, which represent a critically important distribution channel.  We are intently focused on aggressively building our revenue streams,” he continued.

Total non-interest expenses for the fourth quarter of fiscal 2010 were $22.7 million, including a $7.8 million unrealized gain on education loans held for sale, compared with $65.8 million in total non-interest expenses for the fourth quarter of fiscal 2009, including a $40.1 million unrealized loss on education loans held for sale.  For the fourth quarter of fiscal 2010, general and administrative expenses decreased $5.5 million, and compensation and benefits expenses increased $10.3 million, compared with the fourth quarter of fiscal 2009.

Total non-interest expenses for fiscal 2010 were $232.1 million, including a $131.0 million loss on education loans held for sale, compared with $260.8 million in total non-interest expenses for fiscal 2009, which included a  $138.2 million unrealized loss on education loans held for sale.  For fiscal

2010, general and administrative expenses decreased $22.4 million, and compensation and benefits expense increased $0.9 million, compared with fiscal 2009.

The Company ended fiscal 2010 with $380.1 million in cash, cash equivalents and short-term investments, compared with $158.8 million at the end of fiscal 2009.  Net operating cash usage* was approximately $12.4 million for the quarter ended June 30, 2010, down from approximately $12.5 million for the quarter ended March 31, 2010.  Net operating cash usage* was $51.1 million for fiscal 2010, a 14% improvement over the prior fiscal year.

*See below under the heading “Use of Non-GAAP Financial Measures.”

About The First Marblehead Corporation — First Marblehead helps meet the demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital markets services for private education loan programs.  For more information, go to www.firstmarblehead.com.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans.  Please see www.SmartBorrowing.org.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results, liquidity, improvements in our operating results, interest in our Monogram product offering, and market conditions as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of August 16, 2010.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of the Trusts and resulting cash flows, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram loan product and fee-based service offerings; the volume, timing and performance of facilitated loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram loan product; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including the audit being conducted by the Internal Revenue Service relating to tax refunds previously received;  the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to estimate the fair value of additional structural advisory fees, asset servicing fees, residuals receivables and loans held for sale; our compliance with banking regulations and directives, including regulatory capital requirements; and the other factors set forth under the caption “Part II - Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts or loans held for sale; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held for sale or held by the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; developments in the bankruptcy proceedings of The Education Resources Institute, Inc., including the terms of any plan of reorganization and the outcome of the challenges to the enforceability of security interests of the Trusts, which could adversely affect the Trusts’ rights to future recoveries on certain defaulted loans; and interest rate trends.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended June 30, 2010 and 2009

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2010	2009	2010	2009
Service revenues:
Additional structural advisory fees-trust updates	$974	$(5,691)	$(19,825)	$(57,157)
Asset servicing fees:
Fee income	889	2,350	6,901	2,350
Fee updates	(1,234)	35	(3,506)	35
Total asset servicing fees	(345)	2,385	3,395	2,385
Residuals-trust updates	677	2,309	2,863	(283,295)
Administrative and other fees	4,877	7,912	19,967	22,958

Total service revenues	6,183	6,915	6,400	(315,109)

Net interest income	3,274	4,694	9,871	25,103

Total revenues	9,457	11,609	16,271	(290,006)

Non-interest expenses:
Compensation and benefits	18,159	7,898	43,096	42,232
General and administrative expenses	12,332	17,845	58,064	80,438
Losses(gains) on education loans held for sale	(7,839)	40,049	130,955	138,163
Total non-interest expenses	22,652	65,792	232,115	260,833

Loss before income taxes	(13,195)	(54,183)	(215,844)	(550,839)

Income tax benefit	(2,845)	(18,101)	(70,320)	(187,819)

Net loss	$(10,350)	$(36,082)	$(145,524)	$(363,020)

Net loss per share:
Basic	$(0.10)	$(0.36)	$(1.46)	$(3.66)
Diluted	(0.10)	(0.36)	(1.46)	(3.66)
Weighted average shares outstanding:
Basic	100,457	99,122	99,537	99,081
Diluted	100,457	99,122	99,537	99,081

-more-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2010 and June 30, 2009

(Unaudited)

(dollars in thousands)

	June 30, 2010	June 30, 2009
Assets
Cash and cash equivalents	$330,073	$158,770
Federal funds sold	2,000	14,326
Short-term investments, at cost	50,000	—
Investments held for sale, at fair value	4,471	8,450
Education loans held for sale	107,434	350,960
Service receivables:
Additional structural advisory fees	34,676	55,130
Asset servicing fees	5,780	2,385
Residuals	12,823	9,960
Total service receivables	53,279	67,475

Property and equipment, net	8,086	19,929
Loans held-to-maturity, net	8,573	9,515
Income taxes receivable	17,560	166,410
Net deferred tax asset	41,915	13,124
Other assets	9,979	12,371
Total assets	$633,370	$821,330

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$108,732	$154,462
Education loan warehouse facility	218,059	230,137
Accounts payable and accrued expenses	30,235	21,512
Other liabilities	6,529	9,754
Total liabilities	363,555	415,865

Commitments and contingencies

Stockholders’ equity	269,815	405,465
Total liabilities and stockholders’ equity	$633,370	$821,330

-more-

The First Marblehead Corporation and Subsidiaries

Roll-forward of Additional Structural Advisory Fees and Residuals Receivables

(dollars in thousands)

	Three Months Ended	Twelve Months Ended
	June 30, 2010	June 30, 2010
Additional Structural Advisory Fees Receivable
Fair value at beginning of period	$33,902	$55,130

Cash received from trust distributions	(200)	(629)

Trust updates:
Passage of time-fair value accretion	1,179	6,194
Decrease (Increase) in timing and average default rate	535	(42,081)
Decrease (Increase) in discount rate assumption	1,226	(9,803)
Decrease in average prepayment rate	—	25,338
Decrease in forward LIBOR curve	(4,043)	(2,305)
Other factors, net	2,077	2,832
Net change from trust updates	974	(19,825)

Fair value at end of period	$34,676	$34,676

Residuals Receivable
Fair value at beginning of period	$12,146	$9,960

Trust updates:
Passage of time-fair value accretion	482	1,828
Increase in timing and average default rate	—	(353)
Decrease in discount rate assumption	—	1,176
(Decrease) Increase in forward LIBOR curve	(23)	160
Other factors, net	218	52
Net change from trust updates	677	2,863

Fair value at end of period	$12,823	$12,823

Note: Factors affecting the valuation of additional structural advisory fees and residuals receivables include changes, if any, to the assumptions and methodology we use in estimating the fair value of these receivables.  In light of conditions in the asset-backed securities market, macro-economic factors and our ongoing evaluation of actual trust performance, we changed certain assumptions and methodologies used to determine the fair value of our service receivables at June 30, 2010.  We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the fair value of our service receivables.  We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), the company has included in this press release an additional financial metric, “net operating cash usage,” that was not prepared in accordance with GAAP.  Legislative and regulatory guidance discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

First Marblehead believes that the inclusion of the non-GAAP financial metric helps investors to gain a better understanding of the company’s quarterly and annual results, including non-interest expenses, and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected the company.  Management uses the non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the company’s core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by management in its financial and operational decision-making.

There are limitations associated with reliance on the non-GAAP financial measure because it is specific to First Marblehead’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  Nevertheless, by providing both GAAP and non-GAAP financial measures, the company believes that investors are able to compare the company’s GAAP results to those of other companies, while also gaining a better understanding of the company’s operating performance, consistent with management’s evaluation.

First Marblehead defines “net operating cash usage” to mean approximate cash used in operations, before tax payments.  In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the last four fiscal quarters and the twelve months ended June 30, 2010 and 2009, and reconciles the non-GAAP financial metric to the comparable GAAP measure:

	Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
	(in thousands)
Loss before income taxes	(13,195)	$(44,828)	$(21,105)	$(136,716)
Depreciation and amortization	2,711	3,355	3,600	3,693
Stock-based compensation expense	8,482	1,492	1,499	1,540
Losses on education loans held for sale	(7,839)	4,180	10,688	123,926
Cash receipts from education loans	3,719	3,311	3,134	4,738
Cash receipts from trust distributions	200	382	23	24
Interest income accruals from education loans	(4,310)	(3,974)	(4,973)	(8,127)
Residuals-trust updates	(677)	91	(1,453)	(824)
Asset servicing fees	345	502	(1,980)	(2,262)
Additional structural advisory fees-trust updates	(974)	21,440	(278)	(363)
Other	(890)	1,589	(625)	(368)
Non-GAAP net operating cash usage	$(12,428)	$(12,460)	$(11,470)	$(14,739)

	Twelve Months Ended
	June 30,
	2010	2009
	(in thousands)
Loss before income taxes	$(215,844)	$(550,839)
Depreciation and amortization	13,359	17,800
Stock-based compensation expense	13,013	7,285
Losses on education loans held for sale	130,955	138,163
Prepaid default prevention expense	—	9,748
Sale of NC Residuals Owner Trust	—	134,481
Cash receipts from education loans	14,902	16,191
Cash receipts from trust distributions	629	1,555
Interest income accruals from education loans	(21,384)	(38,619)
Residuals-trust updates	(2,863)	148,814
Asset servicing fees	(3,395)	(2,385)
Additional structural advisory fees-trust updates	19,825	57,158
Other	(294)	1,561
Non-GAAP net operating cash usage	$(51,097)	$(59,087)

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© The First Marblehead Corporation